Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Paymentus Holdings, Inc. of our report dated March 3, 2022, relating to the financial statements, which appears in Paymentus Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 3, 2022

Exhibit 23.1